                                                Filed Pursuant to Rule 424(b)(4)
                                                     Registration No. 333-102436

                              PROSPECTUS SUPPLEMENT

                      To Prospectus dated January 17, 2003
                             and supplemented by the
                          Prospectus Supplements, dated
     January 29, 2003, January 30, 2003, February 4, 2003, February 5, 2003, February 6, 2003, February 14, 2003, February 19, 2003, February 21, 2003,
     February 24, 2003, February 26, 2003, February 28, 2003, March 4, 2003,
                 March 6, 2003, April 1, 2003 and April 8, 2003

                                       of

                                  FINDWHAT.COM

         SBL Fund Series X ("SBL") sold the following number of shares of our common stock on the dates and at the per share prices set forth below:

- 4,100 shares on April 14, 2003 at an average price of $11.06 per share;
- 3,000 shares on April 15, 2003 at an average price of $11.18 per share; and
- 2,400 shares on April 21, 2003 at an average price of $13.78 per share.

These sales were effected by First Albany Corp., as agent, at a total commission of $475.00. Immediately following these sales, SBL beneficially owned 22,600 shares of our common stock.

         Security Equity Fund Small Cap Growth Series ("Security Equity") sold the following number of shares of our common stock on the dates and at the per share prices set forth below:

- 1,400 shares on April 14, 2003 at an average price of $11.06 per share;
- 1,100 shares on April 15, 2003 at an average price of $11.18 per share; and
- 800 shares on April 21, 2003 at an average price of $13.78 per share.

These sales were effected by First Albany Corp., as agent, at a total commission of $165.00. Immediately following these sales, Security Equity beneficially owned 8,500 shares of our common stock.

         RS Smaller Company Growth Fund ("Fund") sold the following number of shares of our common stock on the dates and at the per share prices set forth below:

- 10,000 shares on April 14, 2003 at an average price of $11.06 per share;
- 7,300 shares on April 15, 2003 at an average price of $11.18 per share; and
- 6,400 shares on April 21, 2003 at an average price of $13.78 per share.

This sale was effected by First Albany Corp., as agent, at a total commission of $1,135.00. Immediately following these sales, the Fund beneficially owned 161,662 shares of our common stock.

         On April 24, 2003, the closing price per share of our common stock on the Nasdaq National Market was $12.62.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SHARES OR PASSED UPON THE ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

            The date of this Prospectus Supplement is April 25, 2003.